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                                                                    Exhibit 10.5


                       SECOND AMENDMENT TO LEASE AGREEMENT

                                     Between

                              ROUTE 206 ASSOCIATES

                                  The Landlord

                                       And

                                   ENZON, INC.

                                   The Tenant

                             For Leased Premises In

                   685 Route 202/206, Bridgewater, New Jersey

                                  July 22, 2005

Prepared by:
Gary O. Turndorf
520 Route 22
P.O. Box 6872
Bridgewater, NJ 08807
(908) 725-8100

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    DEFINITIONS AND EFFECT OF FIRST AMENDMENT..........................     1
2.    LEASE OF THE FIRST FLOOR SPACE.....................................     1
3.    RENT...............................................................     1
4.    TERM...............................................................     2
5.    CONDITION OF THE LEASED PREMISES...................................     2
6.    OPTIONS............................................................     2
7.    REPRESENTATIONS....................................................     2
8.    RESERVATION IN FAVOR OF TENANT.....................................     3
9.    SEVERABILITY.......................................................     3
10.   CAPTIONS...........................................................     3
11.   COUNTERPARTS.......................................................     3
12.   EXCLUSIVE BENEFIT..................................................     4
13.   SUCCESSORS.........................................................     4
14.   AMENDMENTS.........................................................     4
15.   WAIVER.............................................................     4
16.   COURSE OF PERFORMANCE..............................................     4

EXHIBIT                             DESCRIPTION                             PAGE
-------   ---------------------------------------------------------------   ----
   A      LEASED PREMISES FLOOR SPACE DIAGRAM............................     5
   B      DEFINITIONS AND INDEX OF DEFINITIONS...........................     6


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SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment"), dated as of July
22, 2005, between ROUTE 206 ASSOCIATES, a New Jersey partnership, with offices at 520 Route 22, P.O. Box 6872, Bridgewater, NJ 08807-(the "Landlord"), and ENZON, INC., a Delaware corporation, with an office at 685 Route 202/206, Bridgewater, NJ 08807 (the "Tenant").

PRELIMINARY STATEMENT:

Landlord and Tenant are parties to a lease agreement (the "Original Lease") dated March 27, 2002 for Leased Premises on the third floor of 685 Route 202/206, Bridgewater, New Jersey (the "Building") and a First Amendment to Lease Second Amendment (the "First Amendment") dated November 11, 2002 (the Original Lease and the First Amendment are collectively referred to as the "Lease"); and

Tenant has agreed to lease the additional office suite on the first floor of the Building as shown on Exhibit A attached hereto (the "First Floor Space").

In consideration of the premises and for other good and valuable consideration, Landlord has agreed to lease the First Floor Space to the Tenant subject to all the terms and conditions set forth below, as follows:

1.   Definitions and Effect of First Amendment.

Certain terms and phrases used in this Second Amendment (generally those whose first letters are capitalized) are defined in Exhibit B attached hereto and, as used in this Second Amendment, they shall have the respective meanings assigned or referred to in that exhibit. Except as amended by the terms of this Second Amendment, the terms of the Lease shall otherwise remain in full force and effect.

2.   Lease of the First Floor Space and Reserved Parking.

The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the First Floor Space beginning on the First Floor First Floor Expansion Commencement Date hereinafter defined. The First Floor Space consists of 7,320 square feet of gross rentable floor space on the first floor of 685 Route 202/206, Bridgewater, New Jersey as more fully described in the definition of Leased Premises set forth in Exhibit B attached hereto. From and after the First Floor Expansion Commencement Date, the Leased Premises shall become 31,846 square feet of gross rentable floor space comprised of the original Leased Premises, the Contiguous Space and the First Floor Space. Beginning on September 1, 2006, Tenant's Share shall be revised to 23.3%.

3.   Rent.

3.1. The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Second Amendment, abatement whatsoever.

3.2. Beginning on the First Floor Expansion Commencement Date, the Basic Rent for the Leased Premises during the balance of the Term shall be at the rate per year set forth below.

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      PERIOD         ANNUAL RATE   MONTHLY INSTALLMENTS
------------------   -----------   --------------------
through 1/31/2006,   $832,750.08        $69,395.84
through 1/31/2008    $857,276.04        $71,439.67

3.3. The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.1.4 of the Lease for the respective Renewal Term.

3.4. In addition, Tenant shall pay the rent for the Storage Space in accordance with section 10.

4.   Term.

The First Floor First Floor Expansion Commencement Date shall be September 1, 2005. The Initial Term for all the Leased Premises shall run through January 31, 2008 or the conclusion of any Renewal Term, unless sooner terminated in accordance with the terms of the Lease.

5.   Condition of the Leased Premises.

Tenant shall accept the First Floor Space in its current "AS-IS" condition.

6.   Options.

6.1. The option set forth in subsection 6.1. of the First Amendment remains in effect on the same terms and conditions but it shall apply with respect to the entire Leased Premises.

6.2. The option in subsection 6.2 of the First Amendment shall remain in force but only with respect to the third floor of the Building.

6.3. The option set forth in subsection 6.2.2 of the Lease shall remain in force.

7.   Representations.

The Tenant hereby represents and warrants that:

7.1. no broker or other agent has shown the First Floor Space or the Building to the Tenant, or brought either to the Tenants attention, except Cushman & Wakefield (the "Broker"), whose entire commission therefor is set forth in a separate document and which commission the Tenant understands will be paid by the Landlord directly to the Broker;

7.2. the execution and delivery of, the consummation, of the transactions contemplated by and the performance of all its obligations under, this Second Amendment by the Tenant have been duly and validly authorized and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Second Amendment; and

7.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under this Second Amendment by the Tenant will not result in a breach or violation of or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently


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in effect, or any indenture, mortgage, lease, deed of trust, other agreement instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant of any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

8.   Signage.

Following the execution hereof Landlord shall install, at its expense, a sign for Tenant in the upper left corner of the sign at the entrance to the driveway. If the sign is replaced, comparable space shall be provided for Tenant on the replacement sign. The size and contents of the signs are subject to revision based upon applicable law.

9.   Reserved Parking.

Landlord agrees to provide six (6) reserved parking spaces for Tenant. The spaces shall be labeled by Landlord as follows: "RESERVED FOR ENZON". Landlord shall not be required to police or otherwise enforce the reserved parking.

10.  Storage Space.

Landlord leases to Tenant and Tenant hires an area containing 254 square feet in the basement of the Building for storage purposes (the "Storage Space") as shown on Exhibit A which is attached hereto and made a part hereof beginning on September 1, 2005 and continuing through January 31, 2008. Tenant shall comply with the provisions of applicable law and the provisions of the Lease in the occupancy of the Storage Space. The rent for the Storage Space shall be $3,000.00 per year payable in monthly installments of $250.00 in advance on the first day of each month during the term of this Storage Lease. Tenant shall pay the first monthly installment upon, execution of this Storage Lease.

11.  Reservation in Favor of Tenant.

Neither the Landlord's forwarding a copy of this document to Tenant nor any other act on the part of the Landlord prior to execution and delivery of this Second Amendment by the Landlord shall give rise to any implication that Tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

12.  Severability.

In the event that any provision of this Second Amendment, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Second Amendment.

13.  Captions.

Captions have been inserted at the beginning of each section of this Second Amendment for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Second Amendment.

14.  Counterparts.

This Second Amendment may be executed in more than one counterpart, each of which shall constitute an original of this Second Amendment but all of which, taken together, shall constitute one and the same Second Amendment.


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15. Exclusive Benefit.

Except as may be otherwise specifically set forth in this Second Amendment, this Second Amendment is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Second Amendment.

16. Successors.

This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns.

17. Amendments.

This Second Amendment contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Second Amendment, this Second Amendment may not be amended or otherwise modified except by a writing signed by all the parties to this Second Amendment.

18. Waiver.

Except as may otherwise be specifically set forth in this Second Amendment, the failure of any party at any time or times to require performance of any provision of this Second Amendment shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Second Amendment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Second Amendment. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

19. Course of Performance.

No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Second Amendment at variance with the express language of the Second Amendment itself.

(The balance of this page is left blank intentionally.)


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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

                                        LANDLORD:
                                        ROUTE 206 ASSOCIATES


                                        BY: /s/ Eugene Schenkman
                                            ------------------------------------
                                            Eugene Schenkman Vice President
                                            Route 206 Corp., General Partner


                                        TENANT:
                                        ENZON, INC.


                                        BY: /s/ Ralph del Campo
                                            ------------------------------------
                                            Ralph del Campo, Executive Vice
                                            President Technical Operations

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                                    EXHIBIT A

                       LEASED PREMISES FLOOR SPACE DIAGRAM


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                                    EXHIBIT B

                      DEFINITIONS AND INDEX OF DEFINITIONS

In accordance with section 1 of the Second Amendment of which this exhibit is a part, throughout the Second Amendment the following terms and phrases shall have the meanings set forth of referred to below:

1.   "Second Amendment" is defined in the preamble to this document.

2.   "Basic Rent" is defined in section 3 of this Second Amendment.

3.   "Broker" is defined in subsection 7.1 of this Second Amendment.

4. "First Floor Space" is defined in the Preliminary Statement to this Second Amendment.

5. "First Floor Expansion Commencement Date" is defined in section 4 of this Second Amendment.

6. "Initial Term" means the period designated in section 4 of this Second Amendment.

7. "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains 24,526 square feet of gross rentable floor space on the third floor of the Building and 6,007 usable square feet of floor space and 7,320 square feet of gross rentable floor space on the first floor of the Building. If the present square footage of the cafeteria is reduced, then the Gross Footage of the Leased Premises shall be adjusted downward and the Basic Rent shall be re determined by multiplying the Adjusted Gross Footage by the Basic Rent per foot which would otherwise be due under this Second Amendment. To determine the Adjusted Gross Footage, the number of usable square feet of floor space which is added to the Building's net rentable area (by reason of the elimination of some or all of the cafeteria) shall be added to determine the Revised Usable Footage. A new factor shall be calculated (the "New Multiplier") which, when multiplied by the Revised Usable Footage, produces a product of 137,139 square feet. The Adjusted Gross Footage shall equal the product of the Usable Footage multiplied by the New Multiplier (the "Adjusted Gross Footage"). Similar adjustments shall be made each time the size of the cafeteria is adjusted but the Gross Footage shall not be increased to more than 31,846 square feet.

8.   "New Multiplier" is defined in definition 7 of this Second Amendment.

9.   "Revised Usable Footage" is defined in definition 10 of this Second
     Amendment.

10. Beginning on June 1,2006, "Tenant's Share" of any amount shall be revised to mean 23.3%.


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